SUB-ITEM 77Q1(G)

A copy of the agreement and other documents relevant to the information sought in the Sub-Item 77M, related to the December 7, 2012 transactions, are contained in the Trust's Registration Statement on Form N-14 (File No. 333-183592), as filed with the Securities and Exchange Commission via EDGAR on August 28, 2012, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.


 A copy of the agreement and other documents relevant to the information sought in the Sub-Item 77M, related to the August 17, 2012 transaction involving MFS Growth Series, are contained in the Trust's Registration Statement on Form N-14 (File No. 333-181524), as filed with the Securities and Exchange Commission via EDGAR on May 18, 2012, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.


A copy of the agreement and other documents relevant to the information sought in the Sub-Item 77M, related to the August 17, 2012 transaction involving MFS Mid Cap Growth Series, are contained in the Trust's Registration Statement on Form N-14 (File No. 333-181525), as filed with the Securities and Exchange Commission via EDGAR on May 18, 2012, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.